FORM OF CONTROL AGREEMENT

December 4, 2001

Fleet National Bank, as Custodian
777 Main Street
Hartford, CT 06103

Re: PMA Capital Corporation

Ladies and Gentlemen:

        Please be advised that PMA Capital Corporation and __________________________ (each individually, “Pledgor” and collectively, “Pledgors”) and Fleet National Bank, as agent (the “Agent”) for the banks and other financial institutions parties to the Credit Agreement (hereinafter defined), under a certain Letter of Credit Agreement dated the date hereof (the “Credit Agreement”), entered into a certain Pledge and Security Agreement dated the date hereof (the “Pledge Agreement”), pursuant to which Pledgors assigned to and granted to the Agent a security interest in and lien upon Securities Account No. 0002576980 entitled “Account of Pennsylvania Manufacturers’ Association Insurance Company for the benefit of Fleet National Bank, as agent and secured party” (the “Securities Account”) held by Fleet National Bank as Custodian (“Securities Intermediary”) under a Custody Agreement executed on or before the date hereof, and upon all Collateral (as such term is defined in the Pledge Agreement), a copy of which is attached hereto.

        In connection with the financing arrangement between Pledgors and the Agent, and in order to establish the Agent’s “control” of the Collateral under and pursuant to the Uniform Commercial Code in effect in the Governing Law State, as hereafter defined (the “UCC”), for valuable consideration and intending to be legally bound, it is hereby agreed by and among Pledgors, Securities Intermediary, and the Agent, as follows:

1. Possession of Collateral. Securities Intermediary acknowledges, represents, warrants and agrees that: (a) the Securities Account is held by Securities Intermediary in the name of the Pledgors and the Collateral is held by Securities Intermediary for Pledgors in the Securities Account, (b) Securities Intermediary is a “securities intermediary” (within the meaning of Article 8 of the UCC), (c) Pledgors’ interest as an “entitlement holder” (within the meaning of Article 8 of the UCC) of the Collateral appears on Securities Intermediary’s books and records but the Agent has dominion and control (including “control” (within the meaning of Article 8 of the UCC)) over the Securities Account and all assets therein, and (d) Securities Intermediary will treat all Collateral as “financial assets” under Article 8 of the UCC.

2. Securities Account. Securities Intermediary acknowledges that this Agreement constitutes written notification to Securities Intermediary, pursuant to Articles 8 and 9 of the UCC and applicable federal regulations for the Federal Reserve Book Entry System, of the

Agent’s security interest in the Collateral. Pledgors irrevocably direct Securities Intermediary to make all notations in the records of Securities Intermediary pertaining to the Securities Account that are necessary or appropriate to reflect the pledge described above (the “Pledge”). Securities Intermediary acknowledges and agrees that all of the Collateral is and will continue to be held by it subject to the first, perfected security interest of the Agent.

3. Disclaimer of Interest; Subordination. Securities Intermediary agrees that it has no present security interest or other lien on the Collateral, and acknowledges that it has not received notice of any other security interest in the Collateral. In the event that any such notice is received, Securities Intermediary shall promptly (within three business days) notify the Agent. Securities Intermediary hereby subordinates any lien, encumbrance or claim it may now have or may have at any time in the future against the Securities Account, or any financial or other asset credited to the Securities Account, to the security interest of the Agent.

4. No Liens on Collateral. Pledgors represent to the Agent that the Collateral is free and clear of any liens or encumbrances, and agree that no further or additional liens or encumbrances will be placed on the Collateral without the express written consent of the Agent.

5. Maintenance of the Account; Setoff and Customary Charges. Securities Intermediary agrees that unless the Agent consents, Securities Intermediary will not exercise any right of setoff, or assert any security interest or other lien against the Collateral that Securities Intermediary may have on account of any credit or other obligation owed by Pledgors or any other person. Securities Intermediary further agrees that unless the Agent consents, it will not invade the assets in the Securities Account to cover margin debts or calls in any other accounts of Pledgors. Securities Intermediary may, from time to time, debit the Securities Account for customary charges due to it for maintaining the Account that have not been separately paid or reimbursed.

6. Account Information. Pledgors irrevocably authorize and direct Securities Intermediary to send copies of all notices, statements and all other communications concerning the Securities Account to the following address or such other address as may be specified in written instructions from the Agent:

Fleet National Bank, as Agent
777 Main Street
Hartford, CT 06103
Attn: Anson T. Harris, Director

        Securities Intermediary agrees to provide to the Agent, with a duplicate copy simultaneously to Pledgors at their respective addresses set forth in the Pledge Agreement, a monthly statement of assets and a confirmation statement of each transaction effected in the Securities Account after such transaction is effected.

7. Instructions; Control. (a) Pledgors irrevocably instruct Securities Intermediary to follow instructions received from the Agent, furnished in writing, without further consent of

Pledgors, concerning: (1) the payment or reinvestment of dividends or distributions; and (2) the redemption, transfer, sale or any other disposition or transaction concerning the Collateral or the income and principal proceeds, substitutions and reinvestment thereof. Unless and until Securities Intermediary receives written notice from the Agent terminating this Agreement, Securities Intermediary agrees to honor any and all instructions from the Agent with respect to the Collateral, including any direction from the Agent to dispose of all or any portion of the Collateral at any time, without any further consent or instruction from Pledgors. Provided, however:

               (i) In accordance with Section 7 of the Pledge Agreement, Pledgors may withdraw and receive free and clear of the Agent’s security interest hereunder (i) all cash dividends, interest and premiums declared and paid on the Collateral and (ii) any portion of the Collateral if the Discounted Collateral Value (as such term is defined in the Credit Agreement) is greater than 105% of the Letter of Credit Exposure (as such term is defined in the Credit Agreement), all as more fully set forth in Section 2.14 of the Credit Agreement.

               (ii) In accordance with Section 7 of the Pledge Agreement, Pledgors may originate trading instructions to Securities Intermediary to make substitutions for and additions to the Collateral, all of which are Collateral to be held in the Securities Account subject to the Pledge in favor of the Agent.

No withdrawal of Collateral from the Securities Account by Pledgors will be permitted under any circumstances, except to the extent set forth in the Pledge Agreement. Any additional securities delivered to the Securities Account will be subject to the Pledge, without the necessity for any further documentation. Any such income or collateral substitution rights granted to Pledgors may be revoked in writing at any time solely by the Agent.

        (b) Until written instructions from the Agent are received by Securities Intermediary to the contrary, Pledgors shall be entitled to continue to give Securities Intermediary instructions as to the Collateral and as to the purchase of assets for and disposition of assets in the Securities Account. Provided, however:

               (i) Pledgors may not, without the Agent’s prior written consent, withdraw any sums or other assets from the Securities Account if the aggregate market value of the remaining Collateral would be less than the minimum value of the Collateral required by Section 2.14 of the Credit Agreement.

               (ii) Assets purchased for the Securities Account must meet the criteria of “Eligible Collateral” defined in the Credit Agreement.

        (c) To the extent permitted by applicable law, the Commonwealth of Massachusetts shall be deemed to be Securities Intermediary’s jurisdiction for the purposes of this Agreement and the perfection and priority of the Agent’s security interest in the Collateral. In the event that the Securities Intermediary no longer serves as custodian for the Collateral, the Collateral shall be transferred to a successor custodian satisfactory to the Agent and Pledgors, provided that prior to such transfer, such successor custodian executes an agreement that is in all material respects the same as this Agreement.

8. No Consent Required; Authority of Agent. Pledgors agree that the Agent shall be entitled, for the purposes of this Agreement, at any time to give Securities Intermediary instructions as to the disposition or investment of any of the Collateral, including instructions to sell, redeem, close open trades or otherwise liquidate any assets in the account (including instructions to re-register assets held by a clearing corporation in the name of the Agent or to transfer assets to, or into an account in the name of the Agent) or as to any other matters relating to the Securities Account, without the consent of Pledgors. Securities Intermediary is directed to follow the Agent’s instructions without investigating the reason for any action taken by the Agent or the existence of any default under the Pledge Agreement (it being understood and agreed that Securities Intermediary shall have no duty or obligation whatsoever of any kind or character to have knowledge of whether or not an event of default exists under the Pledge Agreement). The Agent’s signature alone shall be sufficient authority for the exercise of any rights by the Agent and a receipt from the Agent alone will be a full release and discharge for Securities Intermediary.

9. Agreement of Securities Intermediary; Conflicting Instructions. Instructions to the Securities Intermediary shall be in writing and signed by a Vice President, Senior Vice President, Director or other senior officer of the Agent. Pledgors acknowledge and agree that Securities Intermediary shall be fully entitled to rely upon instructions from the Agent given to Securities Intermediary, even if such instructions are contrary to any instructions or demands that Pledgors may give to Securities Intermediary. In the event that conflicting instructions as to the disposition of the Collateral are at any time given by Pledgors and the Agent, Securities Intermediary agrees that it shall abide by the instructions of the Agent without consent of Pledgors.

10. Reliance on Instructions; Revocation and Amendment. Neither Securities Intermediary nor any of its respective partners, trustees, officers, employees or affiliates will be liable for complying in good faith with the instructions contained in this Agreement or failing to comply with any contrary or inconsistent instructions that may be subsequently issued by Pledgor. The instructions contained in this Agreement may be revoked and the terms of this Agreement may be amended by Pledgors only upon the receipt by Securities Intermediary of the Agent’s written consent to such revocation or amendment, or written notification to Securities Intermediary from the Agent that the Pledge has been terminated.

11. No Additional Duties; Custody Agreement. This Agreement is not intended by the parties to impose or create any obligations or duties upon Securities Intermediary greater than or in addition to the customary and usual obligations and duties of Securities Intermediary to Pledgors under the custody agreement(s), except and to the extent that Securities Intermediary shall henceforth accept instructions in connection with the Collateral as provided in this Agreement. Pledgors and the Agent acknowledge that this Agreement supplements Pledgors; existing custody agreement(s) with Securities Intermediary and in no way is this Agreement intended to abridge any rights that Securities Intermediary might otherwise have.

12. Indemnification. Pledgors hereby release Securities Intermediary from any and all liability that may arise as a result of Securities Intermediary acting in accordance with instructions from the Agent, and Pledgors agree to indemnify and hold harmless Securities Intermediary, its affiliates, officers and employees from and against any and all claims, causes of action, liabilities, lawsuits, demands and/or damages, including, without limitation, any and all court costs and reasonable attorney’s fees, that may arise as a result of Securities Intermediary acting in accordance with instructions from the Agent.

13. No Other Control Agreements. Securities Intermediary agrees that it will not enter into any agreement with any other person or entity by which Securities Intermediary is obligated to comply with instructions from such person or entity as to the disposition or other dealings with any of the Collateral. Securities Intermediary agrees, that except as otherwise directed by the Agent and as set forth in Section 5 above, not to comply with the entitlement orders, instructions or directions of any other person.

14. Bailee in Possession. Securities Intermediary agrees to hold the Securities Account and all of the contents including any free credit balances for and on behalf of the Agent as bailee in possession for the Agent.

15. Reporting of Income. All items of income including dividends, interest and other income, gain, expense and loss recognized in the Securities Account shall be reported by Securities Intermediary in the names and tax identification numbers of Pledgors.

16. Construction and Amendment; Conflict. If any term or provision of this Agreement is determined to be invalid or unenforceable, the remainder of this Agreement shall be construed in all respects as if the invalid or unenforceable term or provision were omitted. This Agreement may not be altered or amended in any manner without the express written consent of Pledgors, the Agent and Securities Intermediary. This Agreement may be executed in any number of counterparts all of which shall constitute one original agreement. In the event of a conflict between this Agreement and any other agreement between Securities Intermediary and Pledgors, the terms of this Agreement shall prevail.

17. Termination; Release of Collateral. (a) This Agreement may be terminated by Securities Intermediary upon thirty (30) days written notice to Pledgors and the Agent. Upon delivery of such notice, Securities Intermediary shall be under no further obligation except to hold the Collateral in accordance with the terms of this Agreement, pending receipt of written instructions from the Agent regarding the further disposition of the Collateral. The rights and powers granted herein to the Agent have been granted in order to perfect its security interest in the Securities Account, are powers coupled with an interest and will neither be affected by the death or bankruptcy of any Pledgor nor by the lapse of time.

        (b) This Agreement shall terminate automatically upon receipt by Securities Intermediary of written notice executed by two officers of the Agent holding titles of Vice President or higher that (i) all of the obligations secured by the Collateral have been satisfied, or

(b) all of the Collateral may be released, whichever is sooner, and Securities Intermediary shall thereafter be relieved of all duties and obligations hereunder. In addition, any notice from the Agent relating to release of all or any portion of the Collateral not otherwise permitted by this Agreement without the consent of the Agent shall be effective only if executed by two officers of the Agent holding titles of Vice President or higher.

18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns, representatives and heirs, of the respective parties hereto and shall be construed in accordance with the laws of the Commonwealth of Massachusetts (the “Governing Law State”) without regard to its conflict of law principles and the rights and remedies of the parties shall be determined in accordance with such laws.

19. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

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        IN WITNESS WHEREOF, Pledgors, the Agent and Securities Intermediary have caused this Agreement to be executed by their duly authorized officers all as of the day first above written.

PMA CAPITAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

FLEET NATIONAL BANK, as Agent

By:
Name:
Title:

FLEET NATIONAL BANK, as Custodian

By:
Name:
Title: